UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010 (July 12, 2010)

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16335

DE	73-1599053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Williams Center, Tulsa, OK 74172

(Address of principal executive offices, including zip code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2010, Magellan Midstream Partners, L.P. (the “Partnership”) entered into a definitive agreement with BP Pipelines (North America), Inc. (the “Seller”) to purchase certain crude oil storage assets and crude oil and refined petroleum products pipelines located in Texas and Oklahoma for $289 million (the “Purchase Agreement”). The assets to be purchased include:

•

Crude oil storage assets. The crude oil storage assets are located at the crude oil marketing hub in Cushing, Oklahoma (the “Cushing Storage Assets”) and have an aggregate 7.8 million barrels of storage capacity. The Cushing Storage Assets will be supported by a multi-year utilization agreement with the Seller.

•

Crude oil pipeline system. The crude oil pipeline system is a common carrier pipeline system consisting of nearly 40 miles of crude oil pipelines, 24 to 26 inches in diameter, running between Houston, Texas and Texas City, Texas with connections to multiple refineries.

•

Refined petroleum products pipeline system. The refined petroleum products pipeline system consists of two 35-mile common carrier pipelines that transport refined petroleum products from the Texas City refining region to the Houston area, including connections to third-party pipelines for delivery to other end-use markets. An 18-inch pipeline transports gasoline and a 12-inch pipeline transports distillates, such as diesel fuel.

The Partnership expects the acquisition to close within 60 days of the signing of the Purchase Agreement, subject to regulatory approval and other customary closing conditions. At closing, the Partnership will also purchase, pursuant to a purchase agreement by and between the Partnership and BP Oil Supply Company, certain crude oil working inventories associated with the Cushing Storage Assets for fair market value, which the Partnership currently estimates to be approximately $50 million. With limited exceptions, the Partnership is assuming all pre-closing and post-closing liabilities for the acquired assets.

On July 12, 2010, the Partnership received a commitment letter from JPMorgan Chase Bank, N.A., JPMorgan Securities Inc., Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, to provide a 364-day unsecured revolving credit facility in the amount of $300 million (the “364-day Credit Facility”). The commitment letter will terminate on August 15, 2010. The Partnership intends to fund the purchase price for the acquisition, in part, with borrowings under the 364-day Credit Facility, its existing $550,000,000 revolving credit facility and/or future debt or equity issuances.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the last paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Section 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On July 13, 2010, the Partnership issued a press release regarding the Purchase Agreement and related transactions. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated July 13, 2010 regarding the purchase of certain crude oil storage assets and crude oil and refined petroleum products pipelines located in Texas and Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC, its general partner

Date: July 13, 2010	By:	/s/ SUZANNE H. COSTIN
Suzanne H. Costin Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 13, 2010 regarding the purchase of certain crude oil storage assets and crude oil and refined petroleum products pipelines located in Texas and Oklahoma.